UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 16, 2011

Date of Report (Date of Earliest Event Reported)

SONOSITE, INC.

(Exact Name of the Registrant as Specified in its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-23791	91-1405022
(Commission File Number)	(IRS Employer Identification No.)

21919 30th Drive S.E. Bothell, WA	98021-3904
(Address of Principal Executive Offices)	(Zip Code)

(425) 951-1200

(Registrant’s Telephone Number, including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Unwind Agreements

On December 15, 2011, SonoSite, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FUJIFILM Holdings Corporation (“Fujifilm”) and Salmon Acquisition Corporation, an indirect wholly-owned subsidiary of Fujifilm (“Purchaser”), pursuant to which, and upon the terms and subject to the conditions thereof, Purchaser will commence a cash tender offer (the “Offer”) for all outstanding shares of the Company’s common stock and following the consummation of the Offer, Purchaser will merge with the Company (the “Merger”).

On December 16, 2011, in connection with the Merger, the Company entered into a Bond Hedge Unwind Agreement and a Warrants Unwind Agreement with JPMorgan Chase Bank, National Association, London Branch (the “Dealer”), which amends the terms of the convertible note hedge and warrant agreements entered into in July 2007 relating to the 3.75% Convertible Senior Notes due in 2014 (the “Convertible Notes”). The Bond Hedge Unwind Agreement provides that the call option transaction, pursuant to which the Company purchased from the Dealer 200,000 call options, shall be cancelled on the date on which the Merger is consummated. The Warrant Unwind Agreement provides that the warrants transaction, pursuant to which the Dealer purchased from the Company 2,500,000 warrants, shall be cancelled on the date on which the Merger is consummated.

The foregoing descriptions of the Bond Hedge Unwind Agreement and a Warrants Unwind Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the forms of Bond Hedge Unwind Agreement and Warrants Unwind Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference.

Forward-Looking Statements

This report contains certain “forward-looking statements” concerning Fujifilm and the Company. These forward-looking statements may be identified by words such as ‘believes’, ‘expects’, ‘anticipates’, ‘projects’, ‘intends’, ‘should’, ‘seeks’, ‘estimates’, ‘future’ or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond the companies’ abilities to control or estimate precisely, such as future market conditions, the behaviors of other market participants, the effects of the transaction making it more difficult to maintain existing relationships with employees, customers or business partners, and other business effects, including the effects of industry, economic or political conditions, and therefore undue reliance should not be placed on such statements. Examples of forward-looking statements in this report include, but are not limited to, statements regarding the proposed acquisition of the Company by Fujifilm, such as: the timing of the tender offer and the merger; results of the review of the transaction by regulatory agencies, and any conditions imposed in connection with consummation of the transaction; approval of the transaction by the shareholders of the Company; and satisfaction of various other conditions to the closing of the transaction. Actual results may differ materially from those in the forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent filings on Form 10-K and Form 10-Q. The Company and Fujifilm assume no obligation to update these forward-looking statements, except as required pursuant to applicable law.

Securities Law Disclosures

The tender offer to purchase shares of the Company common stock referenced in this report has not yet commenced, and this report is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of the Company common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which Fujifilm will file with the SEC and mail to the Company shareholders. At the time the tender offer is commenced, the Company will file a Solicitation / Recommendation Statement on Schedule 14D-9 with respect to the tender offer (the “Recommendation Statement”). Investors and security holders of the Company are advised to read the Tender Offer Statement and Recommendation Statement carefully when they become available, before making any investment decision with respect to the tender offer because they will contain important information about the tender offer. Investors and security holders of the Company also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by Fujifilm with the SEC (when these documents become available) and the Recommendation Statement and other documents filed by the Company (when these documents become available) on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be obtained (when these documents become available) from Fujifilm’s at http://www.fujifilmholdings.com/en/investors/index.html; and free copies of the Recommendation Statement and related materials may be obtained (when these documents become available) from the Company by written request to Investor Relations, 21919 30th Drive S.E., Bothell, Washington 98021.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Bond Hedge Unwind Agreement between the Company and JPMorgan Chase Bank, National Association, London Branch, dated December 16, 2011.

10.2	Warrants Unwind Agreement between the Company and JPMorgan Chase Bank, National Association, London Branch, dated December 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 2011	SONOSITE, INC.

	By:	/s/ Marcus Y. Smith
Marcus Y. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Bond Hedge Unwind Agreement between the Company and JPMorgan Chase Bank, National Association, London Branch, dated December 16, 2011.

10.2	Warrants Unwind Agreement between the Company and JPMorgan Chase Bank, National Association, London Branch, dated December 16, 2011.